EXHIBIT 1

                             JOINT FILING AGREEMENT

     THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of May 19, 2003, by and among (i) Midwest Mezzanine Fund II, L.P., a Delaware limited partnership, (ii) ABN AMRO Mezzanine Management II, L.P., a Delaware limited partnership and the general partner of Midwest (the "GP/LP"), (iii) ABN AMRO Mezzanine Management II, Inc., a Delaware corporation and the general partner of the GP/LP (the "Corporate GP"), (iv) LaSalle Bank Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Corporate GP ("LaSalle Bank Corp."), (v) ABN AMRO North America Holding Company, a Delaware corporation and the owner of all the outstanding capital stock of LaSalle Bank Corp. ("AANA Holding"), (vi) ABN AMRO Bank N.V., a Netherlands corporation and the owner of all the outstanding capital stock of AANA Holding ("ABN AMRO Bank"), and (vii) ABN AMRO Holding N.V., a Netherlands corporation and the owner of all the outstanding capital stock of ABN AMRO Bank. All of the filers of this Schedule 13D are collectively, the "Reporting Persons."

     WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Reporting Persons have decided to satisfy their filing obligations under Section 13(d) of the 1934 Act by making a single joint filing.

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Reporting Persons are filing this Amendment No. 1 to the Schedule 13D (the "Schedule 13D"), filed on August 22, 2002, respecting the common stock, par value $.001 per share, of Castle Dental Centers, Inc., a Delaware corporation, and will file any subsequent amendments to the Schedule 13D, as a joint filing on behalf of the Reporting Persons.

     2. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in the Schedule 13D and any amendment to the Schedule 13D, but that no person is responsible for the completeness or accuracy of the information concerning any other person making such filing.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                   MIDWEST MEZZANINE FUND II, L.P.

                                   By: ABN AMRO Mezzanine Management II, L.P.,
                                       its general partner

                                   By: ABN AMRO Mezzanine Management II, Inc.,
                                       its general partner


                                   By: /s/ Paul G. Kreie
                                       -----------------------------------------
                                       Paul G. Kreie, its Vice President

                                   ABN AMRO MEZZANINE MANAGEMENT II, L.P.

                                   By: ABN AMRO Mezzanine Management II, Inc.,
                                       its general partner


                                   By: /s/ Paul G. Kreie
                                       -----------------------------------------
                                       Paul G. Kreie, its Vice President


                                   ABN AMRO MEZZANINE MANAGEMENT II, INC.


                                   By: /s/ Paul G. Kreie
                                       -----------------------------------------
                                       Paul G. Kreie, its Vice President


                                   LASALLE BANK CORPORATION


                                   By: /s/ Kirk P. Flores
                                       -----------------------------------------
                                       Kirk P. Flores, its Senior Vice President

                                   and

                                   By: /s/ Carol Tenyak
                                       -----------------------------------------
                                       Carol Tenyak, its Group Senior Vice
                                       President and Deputy General Counsel and
                                       Secretary


                                   ABN AMRO NORTH AMERICA HOLDING COMPANY


                                   By: /s/ Kirk P. Flores
                                       -----------------------------------------
                                       Kirk P. Flores, its Senior Vice President

                                   ABN AMRO BANK N.V.


                                   By: /s/ Hans Duijn
                                       -----------------------------------------
                                       Hans Duijn, its Corporate Secretary

                                   and

                                   By: /s/ E. H. Kok
                                       -----------------------------------------
                                       E. H. Kok, its Senior Executive Vice
                                       President


                                   ABN AMRO HOLDING N.V.


                                   By: /s/ Hans Duijn
                                       -----------------------------------------
                                       Hans Duijn, its Corporate Secretary

                                   and

                                   By: /s/ E. H. Kok
                                       -----------------------------------------
                                       E. H. Kok, its Authorized Signatory